UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2006

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2006, the Registrant executed a standby joint venture financing agreement (the “Agreement”) with Andrew Green (“Green”), a beneficial holder of in excess of 10% of the Registrant’s capital stock. The Agreement contemplates Green’s future participation in joint venture or financing arrangements presented to Green by the Registrant for the purposes of financing mineral exploration projects (“Projects”). The Agreement sets forth basic terms of any such future joint venture or financing arrangements, including terms relating to the payment of proceeds from any Project for which a joint venture or financing arrangement has been entered, but may be subject to written agreements relating to specific Projects.

As consideration for Green’s agreement to review and consider Projects presented by the Registrant, Green’s right to purchase up to 3,000,000 shares of the Registrant’s common stock at a purchase price per share of $0.20, as provided pursuant to that certain Amendment to Secured Convertible Promissory Note of the Registrant dated April 1, 2006 in favor of Green, shall be extended from August 31, 2006 to March 31, 2007.

The foregoing is qualified in its entirety by reference to the Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K; and such exhibit is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
10.1	Standby Joint Venture Financing Agreement dated August 18, 2006, by and between the Registrant and Andrew Green.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: August 23, 2006	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
10.1	Standby Joint Venture Financing Agreement dated August 18, 2006, by and between the Registrant and Andrew Green.